Exhibit 32 to Form 10Q

Written Statement of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. 1350

       Solely for the purposes of complying with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Bowl America Incorporated (the "Company"), respectively, hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended October 2, 2011 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Leslie H Goldberg
Leslie H. Goldberg
Chief Executive Officer

/s/ Cheryl A Dragoo
Cheryl A. Dragoo
Chief Financial Officer

Date: November 15, 2011